Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley
Sard Verbinnen & Co
212/687-8080
LADENBURG THALMANN FIRST QUARTER 2008 REVENUES INCREASE 81%
Net Loss of $1.03 Million, or $(0.01) Per Diluted Share, as Compared to Net Income of
$874,000, or $0.01 Per Diluted Share, in the Comparable 2007 Period
EBITDA, as Adjusted, of $2.23 Million Compared to $2.69 Million for the First Quarter 2007

     MIAMI, FL, May 12, 2008 — Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) today announced financial results for the first quarter ended March 31, 2008.
     In the first quarter of 2008, the Company had revenues of $28.79 million, an increase of 81% from revenues of $15.92 million in the first quarter of 2007. The Company had a net loss of $1.03 million, or $(0.01) per diluted share, in the first quarter of 2008, compared to net income of $874,000, or $0.01 per diluted share, in the comparable 2007 period. The results for the first quarter 2008 included $15.46 million of revenue from Investacorp, following the October 19, 2007 acquisition, and non-cash compensation expense of $1.57 million, while the first quarter 2007 results include non-cash compensation expense of $1.32 million.
     First quarter 2008 EBITDA, as adjusted, was $2.23 million, compared to $2.69 million for the first quarter 2007. EBITDA, as adjusted, for both periods excludes non-cash compensation expense and other items.

     The following table presents a reconciliation of EBITDA, as adjusted, to net income as reported:

	Three months ended
	March 31,
	2008	2007
	(in thousands)
	(unaudited)
Total revenue	$28,791	$15,920
Total expenses	29,851	14,979
Pre-tax income (loss)	(1,060)	941
Net income (loss)	(1,033)	874

EBITDA as adjusted	2,228	2,685
Add:
Interest income	76	30
Income tax benefit	27	—
Less:
Interest expense	(1,155)	(120)
Income tax expense	—	(67)
Depreciation and amortization.	(640)	(336)
Non-cash compensation	(1,569)	(1,318)
Net income (loss)	(1,033)	874
     Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense, and interest expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operations, such as interest expense, or do not involve a cash outlay, such as stock-related compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
     As of March 31, 2008, shareholders’ equity was $54.30 million, an increase from shareholders’ equity of $54.10 million as of December 31, 2007, the end of the fiscal year.
     Dr. Phillip Frost, Chairman of Ladenburg, said, “We are pleased with Ladenburg’s progress in building an important diversified investment bank. While there are industry headwinds to overcome, we believe our strategy, as partly reflected by the recent acquisitions of Investacorp and Punk Ziegel, has positioned us well for cyclical markets. We are pleased with the opportunity to capitalize on Punk Ziegel’s strong healthcare and banking research and to expand our institutional equity business. We remain mindful of our mission to build value for our shareholders.”

     Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “In the quarter, we were pleased to retire $9.19 million of debt which was incurred in connection with the Investacorp acquisition. Additionally, we have been able to benefit from existing market turmoil to grow our experienced talent pool as we expand our service offerings and serve our growing client base. We continue to believe in the long-term viability of the Specified Purpose Acquisition Company (SPAC) market — having successfully led or co-managed four offerings worth $752 million in the first quarter — and our strong pipeline will provide us with continued leadership with this product when the market recovers. As previously stated, Ladenburg is not engaged in underwriting or trading of mortgage securities and has no direct exposure to the subprime mortgage market.”
Punk Ziegel Acquisition
     On May 2, 2008, the Company completed its acquisition of Punk, Ziegel & Company, L.P., which was merged into Ladenburg’s subsidiary, Ladenburg Thalmann & Co. Inc. Punk Ziegel is a specialty investment bank, based in New York City, providing a full range of research, equity market making, corporate finance, retail brokerage and asset management services focused on high growth sectors within the healthcare, technology, biotechnology, life sciences and financial services industries.
Share Repurchase Program
     In March 2007, the Company announced a share repurchase program to repurchase up to 2,500,000 shares using approximately 15% of the Company’s EBITDA, as adjusted. In the first quarter of 2008, the Company repurchased 290,000 shares, bringing the total number of shares that have been repurchased under this program to 622,529, for a total purchase price of $1.17 million.
Deferred Underwriting Compensation
     In connection with Ladenburg’s underwriting of SPAC offerings, Ladenburg receives compensation that includes normal discounts and commissions, as well as deferred fees payable to Ladenburg upon a SPACs completion of a business transaction. Such fees are not reflected in the Company’s results of operations until the underlying business combinations have been completed and the fees have been irrevocably earned. Generally, these fees may be received within 24 months from the respective date of the offering, or not received at all if no business combination transactions are consummated during such time period. As of March 31, 2008, the Company had unrecorded potential deferred fees for SPAC transactions of approximately $41.52 million which, net of expenses, amounted to approximately $24.56 million.

About Ladenburg
     Ladenburg Thalmann Financial Services, included in the Russell 2000(R) and Russell 3000(R) indices, is engaged in retail and institutional securities brokerage, investment banking, research and asset management services through its principal operating subsidiary, Ladenburg Thalmann & Co. Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; Princeton, New Jersey; Houston, Texas; and Columbus, Ohio. Ladenburg Thalmann Financial Services also owns Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida. For more information, please visit www.ladenburg.com.
# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results and profitability, statements regarding future contributions of the Investacorp and Punk Ziegel businesses, statements regarding future growth, statements regarding our investment banking business and statements regarding future performance of the SPAC market. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2008	2007
Revenues:
Investment banking	$7,420	$9,425
Commissions and fees	19,117	4,744
Asset management	796	713
Principal transactions	(346)	121
Interest and dividends	1,026	665
Unrealized gain on NYSE Euronext restricted common stock	217	57
Other income	561	195

Total revenues	28,791	15,920

Expenses:
Compensation and benefits	10,892	10,241
Commissions and fees	12,049	—
Non-cash compensation	1,569	1,318
Brokerage, communication and clearance fees	1,083	946
Rent and occupancy, net of sublease revenue	318	335
Professional services	1,204	664
Interest	1,155	120
Depreciation and amortization	640	336
Other	941	1,019

Total expenses	29,851	14,979

Income (loss) before income taxes	(1,060)	941
Income tax expense (benefit)	(27)	67

Net income (loss)	$(1,033)	$874

Net income (loss) per common share (basic and diluted)	$(0.01)	$0.01

Weighted average common shares outstanding:
Basic	161,501,065	154,092,696

Diluted	161,501,065	167,542,100